UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

HEARTBEAM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210

Santa Clara, CA 95050

(Address of principal executive offices, including zip code)

(408) 899-4443

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Board Member

On May 5, 2025, the Board of Directors (the “Board”) of HeartBeam, Inc. (the “Company”) appointed Robert Eno, the Company’s Chief Executive Officer, as a member of the Board effective as of May 5, 2025 (the “Director Appointment”). In connection with the Director Appointment, the Board elected to expand from eight to nine members to accommodate this addition.

Family Relationships

Mr. Eno does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Eno reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 5, 2025, the Company issued a press release announcing the Director Appointment. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration document or other document filed by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: May 5, 2025	By:	/s/ Timothy Cruickshank
	Name:	Timothy Cruickshank
	Title:	Chief Financial Officer

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